Exhibit 3(i).10



              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                          IPVOICE COMMUNICATIONS, INC.



I, the undersigned, do hereby certify:

That the Board of Directors of said corporation acting pursuant to unanimous consent on June 15, 2004, adopted resolutions to amend the articles as follows:

Article 1 is hereby amended to read as follows:

          1.   Name of Corporation: NewMarket Technology Inc.

The said amendment has been consented to and approved by unanimous vote of the stockholders of all of the Series B,C,D and E Preferred Shares of the corporation outstanding and entitled to vote on an amendment to the Certificate of Designation of the Relative Rights and Preferences of the Series B,C,D, and E Convertible Preferred Stock.


/s/ Philip M. Verges
-----------------------------
Philip M. Verges
CEO and Director



State of Texas             )
                           ) ss.
County of Dallas  )

         One June 15, 2004, personally appeared before me, a Notary Public, and acknowledged that he executed the above instrument.

                                             /s/ Lisa Hargraves
                                             -------------------------
                                             Signature of Notary

(Notary Stamp or Seal)                      My commission expires: June 2008